UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2021

Cigna Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38769	82-4991898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(860) 226-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	CI	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

On March 3, 2021, Cigna Corporation (the “Company” or “our”) completed its offering of $500 million in aggregate principal amount of its 0.613% Senior Notes due 2024 (the “2024 Notes”), $800 million in aggregate principal amount of its 1.250% Senior Notes due 2026 (the “2026 Notes”), $1.5 billion in aggregate principal amount of its 2.375% Senior Notes due 2031 (the “2031 Notes”) and $1.5 billion in aggregate principal amount of its 3.400% Senior Notes due 2051 (together with the 2024 Notes, the 2026 Notes and the 2031 Notes, the “Notes”). The Notes were sold pursuant to the Company’s shelf registration statement on Form S-3ASR (File No. 333-236877).

The terms of the Notes are governed by an Indenture, dated as of September 17, 2018 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 5 to the Base Indenture, dated as of March 3, 2021 (“Supplemental Indenture No. 5”), between the Company and the Trustee. Supplemental Indenture No. 5 with respect to the Notes (including the forms of the Notes) is filed as Exhibit 4.1 hereto.

The foregoing description of Supplemental Indenture No. 5 and the Notes does not purport to be complete and is qualified in its entirety by reference to Supplemental Indenture No. 5 (including the forms of the Notes), which is filed as Exhibit 4.1 hereto, and is incorporated herein by reference.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01          Regulation FD Disclosure.

The Company intends to use the net proceeds from the $4.3 billion offering of the Notes, together with cash on hand and/or borrowings under its commercial paper facility, to redeem approximately $3.5 billion in aggregate principal amount of its existing outstanding notes, as set forth below. The Company intends to use the remaining proceeds not applied to the above transactions for general corporate purposes.

On March 3, 2021, the Company instructed the Trustee to deliver (i) a notice of full redemption to the holders of the Company’s 3.400% Senior Notes due 2021, 4.000% Senior Notes due 2022 and 3.900% Senior Notes due 2022 (collectively, the “Cigna 2021-2022 Notes”) pursuant to which the Company will redeem the entire $2,198,536,000 aggregate principal amount of the Cigna 2021-2022 Notes outstanding on March 18, 2021 and (ii) a notice of partial redemption to the holders of the Company’s 3.750% Senior Notes due 2023 (the “Cigna 2023 Notes” and, collectively with the Cigna 2021-2022 Notes, the “Cigna Existing Notes”) pursuant to which the Company will redeem $1,000,000,000 in aggregate principal amount of the Cigna 2023 Notes outstanding on March 18, 2021, in each case at a redemption price calculated in accordance with the terms and conditions of the indenture governing the Cigna Existing Notes.

On March 3, 2021, Cigna Holding Company (“CHC”), a wholly-owned subsidiary of the Company, instructed the Trustee to deliver a notice of full redemption to the holders of CHC’s 4.000% Senior Notes due 2022 (the “CHC 2022 Notes”) pursuant to which CHC will redeem the entire $120,070,000 aggregate principal amount of the CHC 2022 Notes outstanding on April 2, 2021 at a redemption price calculated in accordance with the terms and conditions of the indenture governing the CHC 2022 Notes.

Additionally, on March 3, 2021, Evernorth Health, Inc. (formerly known as Express Scripts Holding Company) (“Evernorth”), a wholly-owned subsidiary of the Company, instructed Wells Fargo Bank, National Association, as trustee, to deliver notices of full redemption to the holders of Evernorth’s 3.900% Senior Notes due 2022 (the “Evernorth 2022 Notes”) pursuant to which Evernorth will redeem the entire $180,977,000 aggregate principal amount of the Evernorth 2022 Notes outstanding on April 2, 2021 at a redemption price calculated in accordance with the terms and conditions of the indenture governing the Evernorth 2022 Notes.

This information under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K, except as shall be expressly set forth by specific reference in such a filing.

CAUTIONARY STATEMENT FOR PURPOSES OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This Current Report on Form 8-K (the “Report”), and oral statements made with respect to information contained in this Report, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the Company’s current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning our projected adjusted income from operations outlook for 2021 on a consolidated and per share basis and projected adjusted revenue outlook for 2021; as well as statements concerning future financial or operating performance, including our ability to deliver affordable, predictable and simple solutions for our customers and clients, including in light of the challenges presented by the COVID-19 pandemic; future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; strategic transactions, including the pending acquisition of MDLive, Inc.; and other statements regarding the Company’s future beliefs, expectations, plans, intentions, liquidity, cash flows, financial condition or performance. You may identify forward-looking statements by the use of words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our strategic and operational initiatives; our ability to adapt to changes in an evolving and rapidly changing industry; the scale, scope and duration of the COVID-19 pandemic and its potential impact on our business, operating results, cash flows or financial condition, our ability to compete effectively, differentiate our products and services from those of our competitors and maintain or increase market share; price competition and other pressures that could compress our margins or result in premiums that are insufficient to cover the cost of services delivered to our customers; the potential for actual claims to exceed our estimates related to expected medical claims; our ability to develop and maintain satisfactory relationships with physicians, hospitals, other health service providers and with producers and consultants; our ability to maintain relationships with one or more key pharmaceutical manufacturers or if payments made or discounts provided decline; changes in the pharmacy provider marketplace or pharmacy networks; changes in drug pricing or industry pricing benchmarks; political, legal, operational, regulatory, economic and other risks that could affect our multinational operations; risks related to strategic transactions and realization of the expected benefits of such transactions, including with respect to the pending acquisition of MDLive, Inc., as well as integration difficulties or underperformance relative to expectations; dependence on success of relationships with third parties; risk of significant disruption within our operations or among key suppliers or third parties; our ability to invest in and properly maintain our information technology and other business systems; our ability to prevent or contain effects of a potential cyberattack or other privacy or data security incident; potential liability in connection with managing medical practices and operating pharmacies, onsite clinics and other types of medical facilities; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; uncertainties surrounding participation in government-sponsored programs such as Medicare; the outcome of litigation, regulatory audits, investigations; compliance with applicable privacy, security and data laws, regulations and standards; potential failure of our prevention, detection and control systems; unfavorable economic and market conditions, stock market or interest rate declines, risks related to a downgrade in financial strength ratings of our insurance subsidiaries; the impact of our significant indebtedness and the potential for further indebtedness in the future; unfavorable industry, economic or political conditions; credit risk related to our reinsurers; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports available through the Investor Relations section of www.cigna.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

Item 8.01          Other Events.

In connection with the offering of the Notes, on March 1, 2021, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named in Schedule I thereto.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties, and termination provisions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

In addition, a copy of the opinion of Simpson Thacher & Bartlett LLP, counsel to the Company, relating to the legality of the Notes is filed as Exhibit 5.1 hereto.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of March 1, 2021, by and among Cigna Corporation and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

4.1	Supplemental Indenture No. 5, dated as of March 3, 2021, between Cigna Corporation and U.S. Bank National Association, as trustee.
5.1	Opinion of Simpson Thacher & Bartlett LLP.
23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: March 3, 2021	By:	/s/ Brian C. Evanko
Brian C. Evanko
Executive Vice President and Chief Financial Officer